Exhibit 99.1

For Immediate Release:
Contact: Peerless Systems Corporation Timothy E. Brog Chief Executive Officer 203-350-0040

Peerless Systems Corporation Announces the
First Ever Publicly Traded Activist Fund and the Public Offering of Units

Stamford, Connecticut   June 23, 2011 — Peerless Systems Corporation (Nasdaq: PRLS) (“Peerless”) and Peerless Value Opportunity Fund (the “Fund”), a newly formed Delaware statutory trust, announced today that they are seeking to complete an offering of Units at a price of $10.00 per Unit.  Each Unit will be comprised of one common share of the Fund and one warrant to purchase one share of common stock of Peerless, the parent of the investment advisor of the Fund.  The Fund will be a non-diversified closed-end management company registered under the Investment Company Act of 1940.

In connection with the proposed offering, the parties filed a joint registration statement on Forms N-2 and S-1 today with the Securities and Exchange Commission (“SEC”).

The Fund’s investment objective is to provide a high level of total return.  The Fund will seek to achieve its investment objective primarily by investing in a portfolio of equity securities issued by companies domiciled in the United States or Canada which it believes to be undervalued.  The Fund may become actively involved in seeking to influence the managements and boards of directors of its portfolio companies, in an effort to maximize shareholder value.

Locksmith Capital Advisors Inc., a Delaware corporation (“LCA”), will be the investment advisor of the Fund. LCA is a newly formed entity and an indirect, wholly-owned subsidiary of Peerless.

The proposed offering described in this press release is subject to numerous risks and Peerless and the Fund cannot assure that an offering will be completed, or, if completed, the size, terms or timing of any such offering.  The ability to complete the offering depends upon many factors beyond the control of Peerless and the Fund, including, but not limited to: (i) the ability to retain one or more underwriters for the offering; (ii) the willingness of investors to invest in the offering; (iii) market conditions; and (iv) the declaration of effectiveness of the registration statement by the SEC.  Peerless and the Fund reserve the right, in their sole discretion, to at any time terminate the transaction or change any terms thereof.

Before investing in the Units, investors should carefully consider the investment objective, strategies, risks and fees and expenses of the Fund and Peerless. This information, and other information about the Fund and Peerless, can be found in the preliminary prospectus filed with the SEC or can be obtained from the number listed above.  An investor should carefully read this prospectus and the definitive prospectus when it becomes available  before investing.

This announcement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The information in this announcement is not complete and may be changed. A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The final terms of the offer may be different from those discussed above.

Some statements included in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially there from.  These statements may contain words such as "desires," "believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions.  These statements are not guarantees of Peerless’ future performance and are subject to risks, uncertainties and other important factors that could cause actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements.  Such statements include, but are not limited to, Peerless’ ability to complete any offering of securities described herein and the size and terms of any such offering.  Additional information regarding factors that could cause results to differ materially from management's expectations is found in the section entitled "Risk Factors" in Peerless's 2011 Annual Report on Form 10-K filed with the SEC on May 2, 2011.  Peerless intends that the forward-looking statements included herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements.  Peerless disclaims any obligation to update forward-looking statements.